LOAN AGREEMENT

This Loan Agreement (the “Loan Agreement”) is made as of this 23rd, day of April, 2014, by and between Ferris Holding Inc., a Nevada corporation (“Creditor”), and BioAdaptives, Inc., a Delaware corporation (“Debtor”). The Creditor and Debtor may each be referred to herein as a “Party” and collectively as the “Parties.”

R E C I T A L S

A. The Creditor, a related party to the Debtor, has loaned the company $6,000 (Six Thousand Dollars) on April 23, 2014.

B. The Debtor has used these funds for General Working Purposes.

C. The Creditor, has negotiated with the Debtor terms as follows: 4% interest per annum, due no later than April 23, 2015.

T E R M S A N D C O N D I T I O N S

NOW THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Creditor and Debtor hereby agree as follows:

1. 4% Interest Loan. Creditor has loaned to Debtor funds in the amount of $6,000 (Six Thousand Dollars) with 4% interest per annum, due no later than April 23, 2015.

2. Unsecured Loan. Creditor hereby entered into this Loan Agreement with the understanding that the Debtor is a development stage company with limited assets, revenues, or operations.

3. Binding Effect. This Loan Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

4. Construction; Definitions. This Assignment shall be construed according to Delaware law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

5. Counterparts. This Assignment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument

6. Due Diligence. Both parties have been given full disclosure in respect to each other and no material information or fact have been withheld in the Creditors decision to enter into this Loan Agreement.

1

7. Related Parties. The Creditor and the Debtor are related parties. The Creditor serves as the Debtor’s President, CEO and Chairman of the Board of Directors.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed as of the day and year first written above.

Debtor:	BioAdaptives Inc. a Delaware corporation By:/s/ Barry Epling Name: Barry Epling Title: President & CEO, Chairman
Creditor:	Ferris Holding Inc. a Nevada corporation By:/s/ Barry Epling Name: Barry Epling Title: President

2